UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

OCZ TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-34650

Delaware	04-3651093
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6373 San Ignacio Avenue,

San Jose, California 95119

(Address of principal executive offices, including zip code)

(408) 733-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 11, 2013, OCZ Technology Group, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. (“Hercules” or the “Lender”), pursuant to which a term loan of up to an aggregate principal amount of $15 million and a revolving loan facility up to an aggregate principal amount of $15 million is available to the Company pursuant to the terms and conditions thereof. The Company’s availability under the revolving loan facility is limited by reference to a borrowing base of eligible accounts receivable (less certain reserves) multiplied by an advance rate.

The Loan Agreement provides for an initial term loan advance of $10 million, which closed on March 11, 2013, and an additional term loan advance of up to $5 million, which is contingent upon the Company being current in its SEC filings and achieving certain revenue levels for two consecutive quarters. During the first year, the term loan will bear interest in cash at an annual interest rate equal to the greater of 12.50% or prime plus 8.75%. After the first year, if no event of default exists on the first anniversary of the closing of the Loan Agreement, the term loan will bear interest in cash at an annual rate equal to the greater of 10% or prime plus 6.25%. In addition to cash interest, the term loan will accrue payment in kind (“PIK”) interest at a PIK interest rate of 3.0% per year. The Loan Agreement provides for interest-only payments on the term loan for six months and repayment of the aggregate outstanding principal balance of the term loan in monthly installments starting on November 1, 2013 and continuing through April 1, 2016.

The agreement also provides the Company access to a $10 million revolving loan facility which must be repaid in full on April 1, 2016. An additional $5 million of the revolving loan facility will be available to the Company upon the Company obtaining additional financing of at least $10 million. The loans under the revolving loan facility will bear interest at an annual rate equal to the greater of 9% or prime plus 5.25%.

Upon the occurrence and during the continuation of an event of default under the Loan Agreement, the interest rate applicable to all obligations thereunder (including the term loan and the revolving loans), shall be increased by 2% per annum.

The Company is obligated to pay an unused line fee on the revolving loan facility of 0.50% per annum times the unused portion of the revolving commitment. Unless the revolving loan facility has been terminated prior to either such date, on each of the first and second anniversaries of the closing date of the Loan Agreement, the Company is obligated to pay a fee of 1.0% times the revolving commitment.

If all loans under the Loan Agreement are repaid and the revolving loan facility is terminated prior to the scheduled maturity of the Loan Agreement, the Company will be obligated to pay a prepayment charge to the Lender equal to: if prepaid and terminated in any of the first 12 months following the closing date, 2.00% of the amount of the term loans and the revolving commitment; after 12 months following the closing date but prior to 24 months following the Closing Date, 1.50% of the amount of the term loans and the revolving commitment; and thereafter, 1.00% of the amount of the term loans and the revolving commitment.

On the earliest to occur of (i) the final maturity date of the term loans, (ii) the date that the Company prepays the outstanding obligations under the Loan Agreement, or (iii) the date that such obligations become due and payable, the Company shall be obligated to pay the Lender an exit charge of $375,000.

Per the financial covenants, the Company must raise a minimum of $20 million in new equity or subordinated debt no later than January 31, 2014, of which $10 million in new equity or subordinated debt must be raised no later than May 31, 2013.

The Loan Agreement contains customary representations and warranties and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial tests, covenants relating to financial reporting, compliance with laws, limitations on debt, liens, dividends, investments, mergers and acquisitions and sales of the Company’s assets.

The Loan Agreement provides for customary events of default. If an event of default occurs and is continuing, the Lender may terminate and suspend its obligation to make loans under the Loan Agreement, accelerate amounts due under the Loan Agreement, exercise remedies against the collateral and exercise other rights and remedies. In the case of certain events of default related to insolvency, the commitment of the Lender will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable.

In connection with the Loan Agreement, the Lender was granted a security interest in substantially all of the personal property of the Company and its domestic subsidiaries, whether now owned or hereafter acquired.

Pursuant to the Loan Agreement, the Company issued Hercules a warrant (the “Warrant”) to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing $1.5 million by the exercise price of the Warrant which is initially set at $2.18 per share, resulting in 688,073 shares of common stock issuable upon full exercise of the Warrant. The $2.18 exercise price of the Warrant was set at the VWAP of the Company’s common stock for the 30-day period prior to the date the Warrant was issued. If the Company consummates a financing of at least $10 million in new equity or subordinated debt prior to May 31, 2013 in which the Company issues shares of common stock or securities that are exercisable or convertible into shares of common stock and the effective price per shares of common stock in that financing is less than the exercise price of the Warrant, then the exercise price of the Warrant shall automatically be reduced to equal the price per share of common stock in such financing and, as a result, the number of shares of common issuable upon exercise of the Warrant shall increase such that the product of the newly adjusted number of shares of common stock and the reduced exercise price per share will equal $1.5 million. Alternatively, if the Company consummates a financing of at least $10 million in new equity or subordinated debt prior to May 31, 2013 in which the Company issues shares of preferred stock or securities that are exercisable or convertible into shares of preferred stock of the Company, then the holder of the Warrant may elect to have the Warrant convert into $1.5 million shares of such preferred stock or such other securities at a price per share/security paid by the investors in such financing. The Warrant has a term of five years from the date of issuance.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the penultimate paragraph above relating to the Company’s issuance of the Warrant to Hercules is incorporated by reference herein. The Warrant was issued in private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

Item 9.01	Financial Statements and Exhibits

A list of exhibits filed herewith is contained on the Exhibit Index which immediately follows the signature page of this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013	OCZ TECHNOLOGY GROUP, INC.

	By:	/s/ Arthur F. Knapp, Jr.
	Name:	Arthur F. Knapp, Jr.
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated March 11, 2013